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                                                                   EXHIBIT 99.3
                                                                   ------------




The Board of Directors
Levcor International, Inc.

The Board of Directors
Carlyle Industries, Inc.


I hereby consent to being named in the Joint Proxy Statement/Prospectus on Form S-4 of Levcor International, Inc. and Carlyle Industries, Inc., as a person to serve on the board of directors of Levcor International, Inc. upon the effective time of the merger.



/s/ Edward F. Cooke
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Edward F. Cooke

June 24, 2002
Carlstadt, New Jersey